Exhibit 26 (n) (1)

            Consent of Independent Registered Public Accounting Firm,

                           PricewaterhouseCoopers, LLP

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 10 under the Securities Act of 1933 and Amendment No. 31 under the Investment Company Act of 1940 to the registration statement on Form N-6 ("Registration Statement") of our reports dated March 23, 2007, relating to the financial statements of PHLVIC Variable Universal Life Account and of PHL Variable Insurance Company, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
April 20, 2007